EXHIBIT 5


              [Proskauer Rose Goetz & Mendelsohn LLP Letterhead]








                                                            June 27, 1996




Insignia Financial Group, Inc.
One Insignia Financial Plaza
Greenville, SC  29602

Dear Sirs:

     We are acting as counsel to Insignia Financial Group, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act"), relating to the registration of 1,482,87I9 shares (the "Shares") of Class A Common Stock, par value $0.01 per share, of the Company. The Shares are to be issued by the Company upon exercise of certain stock options contained in Non-Qualified Stock Option Agreements assumed by the Company (the "Plan").

     As such counsel, we have participated in the preparation of the Registration Statement, and have reviewed the corporate proceedings in connection with the assumption of the Plan and have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements, and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper and necessary as a basis for the rendering of this opinion.

     Based upon, and subject to, the foregoing, we are of the opinion that the Shares are duly authorized and, upon issuance of the Shares in accordance with the terms of the Plan upon exercise of options (against payment of the exercise price thereunder), outstanding pursuant to the Plan and upon compliance with applicable securities laws, will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                    Very truly yours,

                                    Proskauer Rose Goetz & Mendelsohn LLP


                                    By  /s/ Allan R. Williams

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